Exhibit 10.28

Solar-grade Polysilicon Supply Agreement

by and between

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

And

Wuxi Suntech Power Co., Ltd.

Contract Number: SSC00234

August 21, 2008

Solar-grade Polysilicon Supply Agreement

This Solar-grade Polysilicon Supply Agreement (the “Agreement”) is executed in Wuxi, PRC by and between the following Parties on August 21, 2008.

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. (“Seller”) (on behalf of itself and any relevant Affiliates established or to be established within the territory of PRC, which is to participate in this Agreement upon Buyer’s written confirmations), a company incorporated in the PRC with its legal address at No. 66, Yangshan Road, Xuzhou Economic Development Zone, Jiangsu Province, PRC, and

Wuxi Suntech Power Co., Ltd. (“Buyer”) (on behalf of itself, its parent company Suntech Power Holdings Co., Ltd. (“Suntech”) and any of its Affiliates established or to be established within the territory of PRC, which is to participate in this Agreement upon Seller’s written confirmations), a company incorporated in the PRC with its legal address at No. 17-6 Changjiang Nan Road, National High and New Technology Industry Development Zone, Wuxi, PRC.

Buyer and Seller are referred to as the “Parties,” collectively and “Party,” individually.

PREAMBLE

WHEREAS, Buyer and Seller intend to enter into a purchase and supply relationship with respect to solar-grade polysilicon, whereby Buyer intends to purchase certain amount of polysilicon, and Seller intends to supply to Buyer certain amount of polysilicon to Buyer,

NOW, THEREFORE, in connection with the foregoing and based on the mutual representations, warranties, covenants and agreements herein contained, Seller and Buyer agree as follows:

ARTICLE I DEFINITIONS

Unless otherwise defined in this Agreement or specified by the context, the following terms shall bear the following meanings:

1.1	“Agreement” means this Solar-grade Polysilicon Supply Agreement, including its preamble and main body as well as any exhibits, schedules, appendixes hereto, as it may be amended, modified or supplemented from time to time.

1.2	“Term of this Agreement” means the period from the Effective Date of this Agreement through December 31, 2009, i.e., the effective term of this Agreement, or, in case there is a recession or early termination according to the terms of this Agreement, the period from the Effective Date through the effective date of such rescission or termination. During the Term of this Agreement, this Agreement shall remain in full force and effect before the Parties fully perform their respective obligations.

1.3	“Business Day” means any day on which companies in the PRC are open for business, including any Saturday or Sunday which the PRC government temporarily adjusts to be a business day (“Adjusted Business Day”), not including any public holiday or any Saturday or Sunday other than a Adjusted Business Day.

1.4	“Effective Date” means the date when the Parties duly execute this Agreement.

1.5	“Contract Year” means each calendar year during the Term of this Agreement.

1.6	“Affiliate” or “Affiliates” with respect to any Party, means any company which directly or indirectly controls, or is controlled by, or is under the common control with such Party or Suntech. “Control” in this definition means directly or indirectly owns (i) fifty percent (50%) or more shares with voting rights of a company, or (ii) fifty percent (50%) or more registered capital of a company.

1.7	“Loss” or “Losses” means any and all damages, fines, fees, taxes, penalties, deficiencies, losses (including loss in profits or depreciation in value) and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts of any proceedings or of any claims, defaults or assessment (such fees and expenses are to include all relevant fees and expenses, including fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any third party claims, (ii) asserting or disputing any rights under this Agreement against any Party hereto or otherwise, or (iii) settling any action or proceeding or threatened action or settlement).

1.8	“Intellectual Property” means all the rights from any of the following items: invention, discovery, improvement, utility model, copyrightable work, industrial design or mask work, algorithm, data structure, trade secrets or know-how, products pricing information, product specifications, confidential information, or any idea having commercial value. Intellectual Property shall also include any trademark, trade dress, trade name, domain name, or other marks that serve to identify and distinguish goods or services as coming from, or falling under the control of, a single source. Intellectual Property shall include all rights of whatsoever nature in computer software and data, all intangible rights or privileges of a nature similar to any of the foregoing in every case in any part of the world, and all rights in any applications and granted registrations for any of the foregoing rights.

1.9	“China” or “PRC” means the People’s Republic of China, but not include Hong Kong, Macao, or Taiwan for the purpose of this Agreement.

1.10	“Renminbi” or “RMB” means the lawful currency of PRC.

1.11	“Laws” means those laws, regulations, rules, and other legislative, executive or judicial notices, decisions or pronouncements binding on either Party, or in relation to the subject matter of this Contract.

1.12	“Product” or “this Product” means the polysilicon as defined in products specification in Exhibit A to this Agreement. Seller agrees to sell and deliver and Buyer agrees to buy and take possession of the Products according to the terms of this Agreement.

1.13	“Price” shall have the meaning assigned by Article 3.2.2 in this Agreement.

1.14	“Payment” means the total amount of the Price (net price) of the Products and the value-added tax (“VAT”) to be paid by Buyer.

1.15	“Total Price” means the total Price of the products to be paid by Buyer according to this Agreement, which is calculated according to the quantity set out in Exhibits to this Agreement or the actual delivered quantity to be adjusted in accordance with the terms herein, and the Price and VAT of the Products.

ARTICLE II GENERAL PROVISIONS

2.1	Each Exhibit attached hereto constitutes an integral part of this Agreement and shall have the same force and effect as this Agreement.

2.2	Headings preceding the text, articles and clauses hereof are solely for the purpose of convenience and reference and shall not be construed to affect the meaning, interpretation or effect of this Agreement.

2.3	During the Term of this Agreement, Buyer shall purchase, accept and pay for the Products, subject to the terms and conditions of this Agreement.

2.4	During the Term of this Agreement, Seller shall sell and deliver the Products, subject to the terms and conditions of this Agreement.

2.5	Any Party and any relevant Affiliates thereof whose participation in this Agreement has been confirmed by the other Party in writing shall not withdraw from this Agreement in the absence of a prior written consent of the other Party. The abovementioned confirmation only requires a Party’s acknowledgement but not consent or approval as a condition for the other Party’s Affiliate to participate in this Agreement.

2.6	Buyer shall irrevocably assume joint and several liability for all obligations of each of its Affiliates who participate in this Agreement pursuant to Article 2.5 above.

2.7	Each Affiliate of each Party that participates in this Agreement shall execute a letter of undertaking in the same form as set out in Exhibit C.

2.8	This Agreement is a “take-or-pay contract”. Buyer understands and confirms that Seller has invested a substantial capitals to expand its production capacity to satisfy the Product demand of Buyer in reliance upon the trustworthiness of Buyer and the Product supply volume required by Buyer. Both Parties confirm that the following representation is the real intent of the Parties: both Parties agree to assume their respective risk of market price fluctuation; during the Term of this Agreement, Buyer is obligated to purchase and Seller is obligated to deliver such volume of Products as provided in this Agreement. Except as otherwise provided, both Parties absolutely and irrevocably agree on the volume of Products to be supplied in each Contract Year set out in this Agreement and agree to make payment and deliver the Products according to the Price of Products set out in Exhibit B.

2.9	Both Parties understand and hereby agree that Seller will supply Products according to Exhibit A of this Agreement only. Buyer shall determine and be responsible for the fitness of Products for any particular purposes and the processing, usage and utilization of Products.

2.10	Both Parties understand and hereby agree that, without a prior written consent of Seller, Buyer shall not transfer any Products purchased from Seller according to this Agreement with or without consideration. The Products shall only be used in the production of Buyer. Seller is not responsible for any liability related to the transfer of the Products by Buyer to any third party with or without consideration.

ARTICLE III SUPPLY OF PRODUCTS

3.1	Products

The Products to be supplied according to this Agreement shall meet the specifications as set forth in Exhibit A to this Agreement. The specifications may be amended only in writing upon the consents of both Parties. Seller warrants that it has legal titles over the Products to be supplied to Buyer, free of any charge and other encumbrances. Seller further warrants that the Products to be supplied to Buyer have met all applicable PRC Laws concerning Intellectual Property rights.

3.2	Price

3.2.1	During the Term of this Agreement, the unit Price (including tax) of Products as provided in Exhibit B shall be a fixed price. The Parties agree that upon the execution of this Agreement, neither Party may require an adjustment of the Price on any grounds, except in the event of statutory adjustment of VAT rate.

3.2.2	VAT is included in the unit Price (including tax) and payables provided in Exhibit B. In case of any adjustment to the VAT rate, the unit Price (including tax) and total payment in Exhibit B should be adjusted accordingly starting from the effective date of the new tax rate. If the new tax rate becomes effective on or before the payment date in any particular month, such new tax rate shall apply to the amount to be paid for such month. If the new tax rate becomes effective after the payment date of a month but before the payment date of the following month, such new tax rate shall apply to the calculation of Payment for the following month. Buyer should be liable for any Losses in connection with tax rate adjustment incurred by Seller due to any delay of Payment by Buyer.

3.2.3	In addition to any penalty provided in this Agreement, if Seller needs to make up the supply shortage pursuant to Article 3.3.1, exchange defective Products pursuant to Article 3.6.4, or make up for delayed delivery or supply shortfall according to Article 8.2.1, the Price of the Products so supplied shall be the Price or the month when such make up or exchange delivery actually made.

3.3	Volume

3.3.1

The volume of Products to be purchased by Buyer and to be supplied by Seller during the Term of this Agreement shall be in accordance with Exhibit B (the total polysilicon supply volume under this Agreement is 1,920 tonnes). Seller may make an adjustment (increase or decrease) to the monthly supply volume set forth in Exhibit B by no more than *** and such adjustment will not be construed as a breach as a result of delayed delivery or short delivery. Notwithstanding the foregoing, the supply volume of any given month shall not be less than *** of the volume set forth in Exhibit B, and Seller shall, within *** commencing from the first day of the following month, make up for the short supply. The Price of the Product so supplied shall be the Price for

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the month when such make-up delivery is made. If the monthly supply volume exceeds the volume set forth in Exhibit C, then the exceeding portion shall be deducted from the supply volume for the following month and the Price for the exceeding portion shall be the same as Price in the following month. In addition, the Parties agree that upon the execution of this Agreement, neither Party may require an adjustment of the supply volume on any grounds in the absence of written agreement by the Parties. The volume actually supplied in a given year shall equal to the volume agreed for that year herein.

3.3.2	Both Parties agree that the following method will be adopted to adjust the monthly supply volume:

(a) If Seller intends to decrease the monthly supply volume of the Products set out in Exhibit B, it should notify Buyer before the *** day of any particular month its proposed supply volume for the following month by delivering a written Notice on Adjustment to Monthly Supply Volume of the Products, which shall set forth the amended supply volume and Payment for the Products. However, if the supply volume is decreased by more than *** of the original supply volume, Seller shall still be deemed as breaching this Agreement and shall be liable for a penalty in connection with the exceeding portion according to Article 8.2. Buyer shall unconditionally accept the monthly supply volume of the Products if it is adjusted by Seller pursuant to Article 3.3.1 in this Agreement.

(b) If Seller intends to increase the monthly supply volume of the Products set out in Exhibit B, it should notify Buyer before the *** day of any particular month its proposed supply volume for the following month by delivering a written Notice on Adjustment to Monthly Supply Volume of the Products, which shall set forth the amended supply volume and Payment for the Products. However, if the supply volume is increased by more than *** of the original supply volume, Buyer may in its discretion choose to reject or accept the exceeding portion. If Buyer keeps the exceeding portion it shall pay for the Products at the Price for the following month, provided that the Buyer may pay for the Product at the Price for the given month if it so agrees. Buyer shall unconditionally accept the monthly Product supply volume if Seller’s adjustment is in compliance with the provisions herein. If Buyer has difficulty in making the Payment for the increased supply, Seller should give Buyer a *** grace period, during which Buyer will be excused from default liability unless Buyer fails to make the full payment for the original supply volume, provided that Seller is entitled to refuse to deliver the Products before it receives the full Payment for the increased portion of Products.

(c) Any short supply as a result of an adjustment that is not made according to Article 3.3.2 (a) or Article 3.3.2 (b) (including the case where Seller did not give early notice) will not be entitled to the *** buffer provided in Article 3.3.1, and Seller shall be liable for a penalty relating to such shortage pursuant to Article 8.2. If the delivered volume after monthly adjustment is less than *** of the original supply volume set forth in Exhibit B, Seller should be liable for its breach pursuant to Article 8.2.

3.4	Quality

3.4.1

Seller warrants that the Products to be supplied should meet the quality standards set out in Exhibit A. Articles 3.6.5 in this Agreement shall apply where any Product is not in conformity with the specifications set out in Exhibit A. If any damages to or claims (including but not limited to claims of breach of contract and product liability) against Buyer arise from any defect in the Products after delivery, Buyer may choose the following remedies: (i) replacement for all defective Products, or (ii) refund of the

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Payment for all defective Products, or (iii) compensation for all (direct and indirect) Losses arising therefrom, provided such compensation shall not exceed *** purchase Price of the defective Products which cause the Losses except as otherwise provided in Article 8.3.2. The aforementioned remedies are also the only obligation of the Seller in connection with quality issues.

3.4.2	In case of any dispute over the Products’ quality, both Parties may jointly entrust an authentication institution for inspection and the inspection report issued by the authentication institution shall be binding on both Parties. The inspection fees will be advanced by the entrusting Party and be ultimately allocated as follows:

(a) if the Products are defective according to the report, Seller shall pay the fees;

(b) if the Products are not defective according to the report, Buyer shall pay the fees;

(c) if the authentication institution is not able to reach a clear conclusion, it shall be construed as both Parties having no dispute over the quality of the Products and inspection fees will be allocated equally between the Parties.

3.5	Payment

3.5.1	The total Payment to be made by Buyer under this Agreement is RMB3,483,000,000. This amount does not take into account any reimbursement of Payment by Seller due to its breach under this Agreement. Buyer shall pay Seller the Payment for each month in *** installments on or before the *** day of the given month, respectively, as set forth in Exhibit B. Seller is entitled to refuse to deliver relevant Products to Buyer before receiving the full Payment specified hereabove. Seller should ensure relevant Products are ready to be delivered no later than the *** day after it receives Payment. The title of any Products for which Buyer has not fully paid shall be retained by Seller.

3.5.2	Prior to the *** day of each month, Seller shall issue a proper invoice to Buyer, the amount of which shall equal to the total Payment Seller has received in the given month.

3.5.3	Any Payment by Buyer shall be paid to the bank account designated by Seller.

3.5.4	Currency. The Parties hereby agree that all transactions shall be settled in Renminbi.

3.6	Delivery

3.6.1	All deliveries of Products shall be made in accordance with the delivery schedules set forth in Exhibit B.

3.6.2	Place of Delivery. Unless otherwise agreed by the Parties in writing, the Products will be delivered at the place of Seller or at such a location (such as workshop, factory or warehouse) as designated by Seller. The Products will be picked by Buyer. All risks of loss and damage of the Products shall shift to Buyer upon delivery.

3.6.3	Transportation and Insurance. The Buyer should bear the costs and expenses for the transportation and insurance of the Products. However, if delivery is to take place outside Jiangsu province, any reasonable freight and insurance costs exceeding the freight and insurance costs for delivery conducted within Jiangsu province will be borne by Seller upon written confirmation.

3.6.4	If Buyer requests a deferred delivery due to its own cause or refuses to accept the Products without any good cause, Seller shall give Buyer a grace period of ***.

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Upon expiration of such grace period, Seller, with a written notice to Buyer, is entitled to place such Products in escrow with notarial authorities or seal up the Products for storage in a proper location designated by Seller at Buyer’s cost with all risks assumed by Buyer. Once the Products are held in escrow or sealed up, the risk relating to the Products shall shift to Buyer, and Buyer shall bear the expense for escrow arrangement or storage. If Buyer delays in picking up the Products for more than *** from the day when he receives the abovementioned notice, it shall be deemed as an irrevocable acceptance of the Products by Buyer.

3.6.5	Examination

Buyer shall complete the examination on the volume, weight and exterior appearance of the Products within *** from the delivery. Examination on anything other than the volume, weight and exterior appearance of the Products should be completed within *** from the delivery. Any complaint should be raised through a written notice regarding product defect to Seller within the abovementioned periods. If Seller confirms the product defect, Seller should replace such defective Products with qualified Products within *** from the day of receiving the abovementioned notice. If Buyer does not send to Seller any notice regarding product defect within the abovementioned period, it should be deemed as Buyer having no complaint over the volume, weight, exterior appearance or quality of the Products delivered by Seller. Buyer should be deemed to have irrevocably accepted the Products if he does not conduct examinations according to this article.

3.6.6	If any Products which has been confirmed by both Parties as failing to meet the quality standards in this Agreement, are still considered usable by Buyer and Buyer agrees to use such Products, Buyer may accept such Products and the Parties may negotiate to reduce the unit Price provided for in Article 3.2 of this Agreement and execute a concession agreement accordingly.

ARTICLE IV FORCE MAJEURE AND EXCUSE

4.1	Applicable Force Majeure

4.1.1	“Force Majeure” means any event occurring after the execution of this Agreement which is not foreseeable to, and cannot be controlled by, and cannot be avoided and overcome by the Parties and which results in partial or complete inability to perform this Agreement by a Party, such as earthquake, typhoon, hurricane, flood or other natural disaster, fire, explosion, war, strike or riot. In case of Force Majeure which causes delayed performance or nonperformance of the obligations of a Party, such Party should be excused from any liability arising from its delayed performance or nonperformance, which should not constitute a breach of this Agreement, provided such Party is not at fault or negligence. Both Parties hereby agree that, the performance of this Agreement should be resumed and continued within *** from the termination of Force Majeure, unless the continued performance of this Agreement has been rendered impossible by the Force Majeure. Any relevant terms and periods in this Agreement should be accordingly postponed to the extent deferred by the Force Majeure.

4.1.2	Change in Laws

If any changes in the Laws governing this Agreement render the performance of this Agreement impossible, neither Parties may claim against the other Party, and the Parties should renegotiate a new cooperation scheme based on the principle of equality.

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4.1.3	Suspend production due to contagion diseases, accidental power outage that lasts *** or longer in any month or causes equipment damages, terrorism incidents, equipment damages caused by malicious destruction, military actions, acts of sovereignty, or acts of government.

4.2	Notice and Response

The Party affected by the Force Majeure shall promptly give written notification to the other Party. Such notification shall include a full and complete description of the Force Majeure and its cause, the status of the Force Majeure, and actions such Party has taken and is going to take to overcome the Force Majeure. The Party experiencing the Force Majeure shall exercise due diligence in endeavoring to overcome any delay caused by Force Majeure and shall undertake reasonable measures to make up the time delayed by the Force Majeure without causing additional costs to the other party.

5.	INTELLECTUAL PROPERTY

Any and all drawings, data, designs, tooling, equipment, procedures, engineering changes, inventions, trade secrets, copyrights, mask works, source code, object code, patents, patent applications, know-how, computer and/or product software (including component software) and all parts thereof, trademarks and all other information, technical or otherwise which was developed, made or supplied by or for Seller in the development, production or manufacture of the Products, will be and remain the sole property of Seller (or its licensors, if any). No case in this Agreement shall be construed as a granting of the intellectual property rights regarding the Products to Buyer.

6.	CONFIDENTIALITY OBLIGATION AND CONFIDENTIAL INFORMATION

6.1	The Parties (including all relevant Affiliates of each Party participating in this Agreement) hereby acknowledge and agree that, the terms of this Agreement and certain information exchanged between them pertaining to this Agreement (including information regarding research, technology, product developments, marketing plans or conditions, products information, business strategies and the like) constitute the “Confidential Information” of the disclosing Party (the “Disclosing Party”). The purpose of exchanging the Confidential Information is to allow the Parties to perform their obligations and responsibilities under this Agreement. During the Term of this Agreement, and for a period of *** years following its termination or expiration of this Agreement, the Party received any Confidential Information as well as its employees, attorneys, financial advisors, officers, directors and shareholders who shall receive such Confidential Information (the “Receiving Parties”) shall not, except with the prior written consent of the disclosing Party, use or divulge, disclose or communicate, to any person, firm, corporation or entity, in any manner whatsoever, the terms of this Agreement or any Confidential Information of the Disclosing Party. However, each Party may divulge, disclose or communicate the terms of this Agreement or Confidential Information of the Disclosing Party to its Affiliates if such Affiliates undertake to keep such information strictly confidential in accordance with terms of this Agreement and that each Affiliate has to know the Confidential Information in order to perform this Agreement. Each Party further agrees to use the same degree of care to avoid publication or dissemination of the Confidential Information disclosed to such Party under this Agreement as it employs with respect to its own Confidential Information, but at all times one Party shall use at least reasonable care to protect against disclosure of Confidential Information of the opposite party. Confidential Information does not and shall not include information that:

(a)	was already known to the Receiving Parties at the time such information is disclosed by the other Party;

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(b)	was or became publicly known without Receiving Parties’ faults;

(c)	was legal received from a third party without disclosure restriction;

(d)	was independently developed by the Receiving Parties;

(e)	was approved for release by written authorization of the Party disclosing such information under this Agreement; or

(f)	was required by legal or financial reporting purposes to be disclosed; provided, however, that the Party being required to disclose shall, if circumstances permit, provide advanced notice to the other Party and shall allow the other Party a reasonable opportunity to oppose such disclosure, if appropriate.

6.2	The Parties shall treat such Confidential Information as confidential. Each Party shall not reduplicate or use such Confidential Information unless it is necessary to perform its obligations under this Agreement. One Party shall return any or all Confidential Information to the Disclosing Party upon the completion of performance of such obligations, or upon the request of the Disclosing Party.

6.3	Each Receiving Party acknowledges and agrees that any illegally use or disclosure of the Confidential Information may cause irreparable injury to the Disclosing Party for which its loss may not be adequately remedied at Laws, and that any actual or contemplated breach of this article will entitle Disclosing Party to obtain immediate injunctive relief prohibiting such breach, in addition to any other rights and remedies available to it.

6.4	Each Party (including any Affiliates procuring Confidential Information under this Agreement) agree that, it shall not, without obtaining the prior consent from the other Party, issue or release any announcement, report, declaration, or message about this Agreement or any transaction or clause of this Agreement. However, one Party or its Affiliates may disclose the contents of this Agreement according to the mandatory requirements of its local Laws and applicable Laws. Each Party may report the execution and contents of this Agreement through press and news after reaching a mutual consent on the details of the news report between both Parties.

7.	OWNERSHIP AND USE OF DRAWINGS, DOCUMENTS AND OTHER ITEMS

All drawings, blueprints, dies, patterns, tools, printing plates and any other items or documents prepared or constructed by the Seller to develop, produce or manufacture the Products hereunder shall be the sole property of the Seller, and promptly upon the expiration, termination or cancellation of this Agreement, shall be delivered to the Seller. The Buyer may use the drawings, blueprints, dies, patterns, tools, printing plates and any other items or documents prepared or constructed by Seller solely for the purposes of this Agreement and shall not use any of such items for the benefit of any third party.

8.	BREACH, TERMINATION AND RESCISSION

8.1	Buyer’s breach as a result of default in payment

8.1.1	If Buyer fails to make timely Payment according to Article 3.5 in the absence of Seller’s breach and such payment is delayed for *** or more (the Buyer is entitled to a grace period of ***), it shall be deemed that Buyer has waived its right to purchase the relevant Products in connection with the delayed payment. However, if Buyer’s payment delay is shorter than ***, then it has the right to make payment and demand delivery by Seller without any liability. If Seller delays in delivering Products under such circumstances, it commits a breach and shall be subject to liabilities set forth in Article 8.2.

8.1.2	The waiver of purchase right specified in Article 8.1.1 above is the only liability that Buyer is subject to in the event of delayed payment under this Agreement. Seller undertakes to waive any and all rights of claiming penalties or liquidated damages against Buyer as a result of its delayed payment.

8.2	Seller’s breach liability due to default in Products or delay in delivery

8.2.1	If Seller fails to timely deliver the Products according to the delivery schedule or deliver the Products less than the agreed volume (including the case where Seller fails to replace the defective Products with qualified Products within ***) for *** or more (which has already taken into consideration the fact that Seller may need to inspect and maintain its equipments), Seller shall be liable for a penalty equivalent to ***. Any amount payables in the subsequent month should not be used to calculate such penalty), and the Parties shall continue to perform this Agreement. If Seller delays in delivery for *** or more, such delay constitutes a material breach of Seller, and Buyer is entitled to terminate this Agreement. If Seller’s delivery delay or supply shortfall does not constitute a material breach, or if Seller’s delivery delay or supply shortfall constitute a material breach but Buyer chooses to continue to perform this Agreement, Seller shall pay Buyer a penalty according to this Article. If Seller materially breaches this Agreement, Buyer may choose not to terminate this Agreement but claim a penalty against Seller pursuant to Article 8.2.1 for no more than *** (or a shorter period if the remaining Term of this Agreement is shorter than ***), except when this Agreement is terminated by an effective legal instrument.

8.2.2	If Seller materially breaches this Agreement and Buyer chooses to terminate this Agreement:

(a)	Seller shall be subject to a penalty pursuant to Article 8.2.1 of this Agreement (for no more than *** or a shorter period if the remaining Term of this Agreement is shorter than ***), AND

(b)	Seller shall pay Buyer a liquidated damages equivalent to***.

8.3.1	Both Parties agree and confirm that the Parties foresee the Losses which may potentially be caused by breach of this Agreement at the time of executing this Agreement. Both

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Parties hereby agree to waive their rights to adjust the amount of liquidated damages pursuant to Article 114 of the Contract Law of the People’s Republic of China, where such liquidated damages exceed the actual Losses.

8.3.2	If any Product infringes any intellectual property right of a PRC third party and Buyer suffers from infringement claims in relation thereto, Seller shall indemnify Buyer for its losses in connection thereto. If any Products infringe any intellectual property right of a person located in Germany, Spain or Italy and Buyer suffers from infringement claims in relation thereto, Seller shall indemnify Buyer for its loss in connection thereto, provided that such indemnification is caped by the total Price of the Products delivered under this Agreement and actually used in Buyer’s infringing products.

Buyer shall notify Seller within *** from the occurrence of the above incident. Seller has the rights to participate in any related negotiations, discussions, litigations etc. and to exercise its rights of defense and counterclaim. Buyer shall cooperate with Seller to resolve the disputes and avoid any actions that could harm the interest of Seller during the dispute resolution. If Buyer violates the abovementioned covenant and causes Losses to Seller, Buyer should compensate Seller accordingly.

8.4	Termination and Rescission

8.4.1	This Agreement shall be terminated upon the occurrence of any of the following events:

(a)	Expiration of the Term of this Agreement; or

(b)	Termination by written agreement between the Parties.

8.4.2	This Agreement may be unilaterally terminated by a Party through written notice to the other Party, upon the occurrence of any of the following events:

(a)	the non-breaching Party may terminate this Agreement by notifying the breaching Party in writing when Seller commits a material breach under Article 8.2;

(b)	when one Party is declared bankrupt or becomes the subject in the bankruptcy, liquidation or dissolution proceedings, or ceases operation, or unable to repay due indebtedness, the other Party may unilaterally terminate this Agreement by notifying such Party in writing;

(c)	if Seller fails to make timely delivery of or fails to deliver the Product in the agreed volume for *** in addition to claiming a penalty according to Article 8.2.1, Buyer may also terminate this Agreement; or

(d)	if Buyer fails to make payment according to Article 3.5 for ***, Seller may terminate this Agreement.

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9.	NOTICE

All documents or notices required hereunder shall be given in writing and addressed or delivered to the representative specified herein below. Notices shall be deemed received (a) upon delivery, when personally delivered; (b) upon receipt, when sent via registered or certified mail; and (c) the next Business Day, when sent via overnight courier:

Correspondents of each Party for ordinary correspondence relating to this Agreement:

To Seller:

Company: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Address: No. 66, Yangshan Road, Xuzhou Economic Development Zone, Jiangsu, PRC

Attention: Mr. Zhu Guomin / General Manager

To Buyer:

Company: Wuxi Suntech Power Co., Ltd.

Address: No. 17-6 Changjiang Nan Road, National High and New Technology Industry Development Zone, Wuxi, PRC

Attention: Mr. Sun Xubin / Director of Purchasing Department

Buyer or Seller may change the representative designated to receive notice hereunder by written notice to the other Party. All correspondence and transmittals between the Parties shall be executed pursuant to coordination procedures which shall be determined by the Parties.

10.	LANGUAGE

The Parties hereby confirm that this Agreement shall be prepared in Chinese. Any translation (if any) shall be used as reference. If there is any discrepancy between the Chinese version and a translation, the Chinese version shall prevail.

11.	APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the Laws of PRC. Any non-PRC laws and relevant rules of conflict of laws do not apply to this Agreement.

12.	DISPUTE RESOLUTION

Except as otherwise provided herein, any dispute, controversy or claims arising from, in connection with or relating to this Agreement, or any breach, termination, or invalidation thereof should be settled through binding arbitration at China International Economic and Trade Arbitration Commission in accordance with the then effective domestic arbitration rules. The place of arbitration shall be Beijing. The language to be used in arbitral proceedings shall be mandarin.

The arbitral awards reached and rendered by arbitrators shall be final, binding and undisputable, which can be used as a basis for any court with jurisdiction to make judgments. Arbitration fees (including but not limited to any expenses and costs arising from the appointment of the arbitrators) shall be allocated among the Parties according to the arbitral awards.

13.	NO WAIVER

The failure of either Party to demand strict performance of the terms hereof or to exercise any right conferred hereby shall not be construed as a waiver or relinquishment of its rights to assert or rely on any such term or right in the future.

14.	SEVERABILITY

The invalidation of any article or clause in this Agreement shall not affect the effect and enforceability of any other articles.

15.	ASSIGNMENT

Neither Buyer nor Seller shall assign any obligations under this Agreement without obtaining the prior written consent of the other Party.

16.	SURVIVABILITY

Any and all rights and obligations in connection with remedies, indemnity, and confidentiality as provided herein shall survive the expiration or termination hereof.

17.	AMENDMENT

No amendment, modification, supplement or waiver shall be effective unless made in writing and signed by both Buyer and Seller.

18.	ENTIRE AGREEMENT

This Agreement, which includes this cover agreement and the exhibits hereto, constitutes the entire agreement of the Parties with respect to the subject matter herein and supersedes any prior agreement or understanding between the Parties.

19.	EFFECTIVENESS

This Agreement will become effective as of the date the Parties execute it. This Agreement is executed in eight counterparts, each Party holding four.

[No substantive text below; Signature page follows]

[Signature page]

Seller: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

(seal)

(signed by authorized representative)

Buyer: Wuxi Suntech Power Co., Ltd.

(seal)

(signed by authorized representative)

EXHIBIT A

PRODUCT SPECIFICATIONS AND QUALITY STANDARD OF

SOLAR GRADE POLYSILICON

1.	Boron: ***

2.	Donor: ***

3.	Carbon: ***

4.	Total Metals (Fe, Cu, Ni & Cr etc.): ***

5.	Lifetime (N type): ***

*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT B

TABLE OF PRODUCT PRICE, VOLUME, AND DELIVERY SCHEDULE

2008 monthly supply volume and price

Month	Unit	Sept	Oct	Nov	Dec	Total
Planned supply volume	tonnes	***	***	***	***	***
Unit price (after tax)	RMB/kg	***	***	***	***
Total price (after tax)	RMB	***	***	***	***	***

2009 quarterly supply volume and price

Quarter		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Planned supply volume	tonnes	***	*** ***	***	***	***
Unit price (after tax)	RMB/kg	***	***	***	***	***
Total price (after tax)	RMB	***	***	***	***	***

Note:

(1)	The supply volume per month in year 2009 is the average of volumes in every three months in each quarter. The Payment of each month equal to the product of the supply volume of the given month and the unit Price (including tax).

(2)	The above supply schedule can be adjusted by no more than ***; the annual VAT in the above year is 17%. In the event of tax rate adjustment by the government, the tax rate determined by the government shall apply to the settlements.

(3)	During 2008 and 2009, Buyer shall make payment to Seller in *** installments each month. The Product shall be ready to be delivered to the Buyer no later than *** following the date on which Seller receives the payment.

*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT C

LIST OF AFFILIATES FOR EACH CONTRACTUAL PARTY

AND FORM OF UNDERTAKING

List of Affiliates

Affiliates of Seller:

Affiliates of Buyer:

Luoyang Suntech Power Co., Ltd.

Suntech Power Co., Ltd.

Letter of Undertaking

We, Luoyang Suntech Power Co., Ltd., understand that Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. and Wuxi Suntech Power Co., Ltd. entered into a solar-grade polysilicon supply agreement dated August 21, 2008 (the “Agreement”, contract number: SS000234). As an Affiliate of the buyer that satisfies the requirements stipulated in the Agreement, our company hereby requests to participate in the Agreement as one of the buyers.

We hereby irrevocably undertake, if we participate in the Agreement as one of the buyers (“our Group”), the following terms shall have a binding effect on us:

We have reviewed and understood the terms and conditions of the Agreement and Exhibits attached thereto, and we agree to be bound by the terms and conditions of the Agreement and its Exhibits.

We has the rights to accept, inspect, use and possess the Products under the Agreement, and acknowledges that any and all obligations under the Agreement performed by the other Party and any of its Affiliates shall be deemed to have been performed for the benefit of our Group. If our Group is the buyer, seller shall issue invoice to our Group.

If we no longer satisfy the requirements for an Affiliate of the buyer under the Agreement, we shall no longer be entitled to any rights under the Agreement, but shall continue to be liable for any liabilities under the Agreement arise before we disqualifies as an Affiliate.

By:
Title:	Legal Representative
Date:
Seal:

Letter of Undertaking

We, Suntech Power Co., Ltd., understand that Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. and Wuxi Suntech Power Co., Ltd. entered into a solar-grade polysilicon supply agreement dated August 21, 2008 (the “Agreement”, contract number: SS000234). As an Affiliate of the buyer that satisfies the requirements stipulated in the Agreement, our company hereby requests to participate in the Agreement as one of the buyers.

We hereby irrevocably undertake, if we participate in the Agreement as one of the buyers (“our Group”), the following terms shall have a binding effect on us:

We have reviewed and understood the terms and conditions of the Agreement and Exhibits attached thereto, and we agree to be bound by the terms and conditions of the Agreement and its Exhibits.

We has the rights to accept, inspect, use and possess the Products under the Agreement, and acknowledges that any and all obligations under the Agreement performed by the other Party and any of its Affiliates shall be deemed to have been performed for the benefit of our Group. If our Group is the buyer, seller shall issue invoice to our Group.

If we no longer satisfy the requirements for an Affiliate of the buyer under the Agreement, we shall no longer be entitled to any rights under the Agreement, but shall continue to be liable for any liabilities under the Agreement arise before we disqualifies as an Affiliate.

By:
Title:	Legal Representative
Date:
Seal: